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                                                                     EXHIBIT 5.1




                                                                     May 4, 1998




Kelley Oil & Gas Corporation
601 Jefferson Street, Suite 1100
Houston, Texas 77002

Dear Sirs:

         I refer to the Registration Statement on Form S-8 (the "Registration Statement") which Kelley Oil & Gas Corporation (the "Company") proposes to file with the Securities and Exchange Commission on Form S-8 under the Securities Act of 1933, as amended, relating to 4,200,000 shares (the "1997 Plan Shares") of common stock, $ 0.01 par value per share ("Common Stock"), of the Company, a Delaware corporation, issuable under the terms and conditions of the Company's 1997 Annual and Long-Term Incentive-Performance Plan (the "1997 Plan") and 10,000 shares (the "1996 Plan Shares" and, collectively with the 1997 Plan Shares, the "Plan Shares") of Common Stock issuable under the terms and conditions of the Company's 1996 Incentive Stock Option Plan (the "1996 Plan" and, collectively with the 1997 Plan, the "Plans").

         I have examined originals, or copies of originals certified to my satisfaction, of the Plans, such agreements, certificates, corporate resolutions, and other documents, as I have deemed necessary or appropriate as a basis for the following opinion. I have assumed the authenticity of all documents submitted as originals and the conformity with the original documents of copies of such documents submitted for examination.

         Based on the foregoing, I am of the opinion that the Plan Shares when issued in accordance with the terms and conditions of the Plans, will be legally issued, fully paid and non-assessable shares of Common Stock.

         The opinion expressed herein relates solely to, is based solely upon and limited exclusively to the federal laws of the United States of America, the General Corporation Law of the State of Delaware and the laws of the State of Texas.

         I hereby consent to the filing of this opinion with the Securities and Exchange Commission in connection with the filing of the Registration Statement. I also consent to the making of the statement with respect to me in Part II of the Registration Statement under Item 5.

                                            Very truly yours,

                                            /s/ Thomas E. Baker

                                            Thomas E.  Baker
                                            General Counsel